UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2009 (December 11, 2009)

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2009, the Board of Directors of ACADIA Pharmaceuticals Inc. (the “Company”) approved Amended and Restated Bylaws of the Company. The Amended and Restated Bylaws, which are included as an exhibit to this report and are incorporated by reference herein, were effective as of December 11, 2009.

Changes were made to the bylaws to clarify procedures for Annual Meetings, remove sections that were no longer applicable and clarify the responsibilities of the Company’s officers. Section 5 of the Amended and Restated Bylaws updated the procedures for Annual Meetings of the Company and proposals related thereto, including the timing and substance of stockholder proposals and nominations. The notice provisions of Section 6 were updated to conform to the changes made in Section 5. Sections 13, 17, 18, 20 and 37 of the Amended and Restated Bylaws were updated to remove terms that were no longer applicable to the Company as a publicly traded entity and did not change the substance of those sections. Updates were made throughout the Amended and Restated Bylaws to reflect that the Chief Executive Officer, rather than the President, is the chief executive of the Company. Dr. Uli Hacksell currently holds each of the Chief Executive Officer and President positions at the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is filed herewith:

3.1	Amended and Restated Bylaws of ACADIA Pharmaceuticals Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

	By:	/s/ GLENN F. BAITY
Date: December 17, 2009		Glenn F. Baity
Vice President, General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Bylaws of ACADIA Pharmaceuticals Inc.

4